Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-198833, 333-182787, 333-129840) of our report dated August 29, 2016, on our audits of the consolidated balance sheets of Patriot Gold Corp. ("the Company") as of May 31, 2016, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended.

Our report, dated August 29, 2016, contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Seattle, Washington

September 5, 2017